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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-230230

PROSPECTUS SUPPLEMENT
(To prospectus dated March 13, 2019)

25,965,437 Shares of Common Stock

        The selling stockholders identified in this prospectus supplement are selling an aggregate of 25,965,437 shares of our common stock in this offering. We will not receive any proceeds from the sale of the common stock by the selling stockholders in this offering.

        Our common stock is listed on the New York Stock Exchange under the symbol "AM." The last reported trading price of our common stock on the New York Stock Exchange on November 6, 2019 was $6.84 per share.

        The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

        Investing in our common stock involves risks. Please read "Risk Factors" on page S-3 of this prospectus supplement before you make an investment in our securities.

        Delivery of the common stock is expected to be made on or about November 12, 2019.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Barclays

The date of this prospectus supplement is November 6, 2019.

S-i

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

        This document is in two parts: (1) this prospectus supplement, which describes the specific terms of this offering, and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. This prospectus supplement may also add to, update or change information contained in the accompanying base prospectus. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. Generally, when we refer to this "prospectus," we are referring to both documents combined.

        This prospectus supplement and the accompanying base prospectus contain and incorporate by reference information that you should consider when making your investment decision. We have not, and neither the selling stockholders nor the underwriter or its affiliates and agents have, authorized anyone to provide you with additional or different information. You should not assume that the information contained in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the date on the front of those documents or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Neither we nor the selling stockholders are making an offer to sell our common stock in any jurisdiction where the offer is not permitted.

        The information in this prospectus supplement is not complete. You should carefully read this prospectus supplement and the accompanying base prospectus, including the information incorporated by reference herein and therein, before you invest, as these documents contain information you should consider when making your investment decision.

        We are not, and neither the selling stockholders nor the underwriter or any of their respective representatives are, making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our common stock.

        This prospectus supplement contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read "Forward-Looking Statements" and "Risk Factors."

        Unless the context requires otherwise or unless otherwise noted, all references in this prospectus to "Antero Midstream," "we," "us" or "our" are to Antero Midstream Corporation and, as applicable, its subsidiaries.

S-ii

 FORWARD-LOOKING STATEMENTS

        Some of the information in and incorporated by reference into this prospectus supplement and the accompanying base prospectus may contain forward-looking statements. Forward-looking statements give our current expectations, contain projections of results of operations or of financial condition, or forecasts of future events. Words such as "may," "assume," "forecast," "position," "predict," "strategy," "expect," "intend," "plan," "estimate," "anticipate," "believe," "project," "budget," "potential," or "continue," and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus supplement and the accompanying base prospectus. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

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  Antero Resources Corporation's ("Antero Resources") expected production and ability to meet its drilling and development plan;

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  our ability to execute our business strategy;

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  our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

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  our ability to realize the anticipated benefits of our investments in unconsolidated affiliates;

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  natural gas, natural gas liquids ("NGLs") and oil prices;

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  our ability to complete the construction of or purchase new gathering and compression, processing, water handling and treatment or other assets on schedule, at the budgeted cost or at all, and the ability of such assets to operate as designed or at expected levels;

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  our ability to successfully complete our share repurchase program;

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  competition and government regulations;

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  actions taken by third-party producers, operators, processors and transporters;

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  legal or environmental matters;

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  costs of conducting our operations;

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  general economic conditions;

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  credit markets;

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  operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control;

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  uncertainty regarding our future operating results; and

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  plans, objectives, expectations and intentions contained in this prospectus that are not historical.

        We caution investors that these forward-looking statements are subject to all of the risks and uncertainties incidental to our business, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, environmental risks, Antero Resources' drilling and completion and other operating risks, regulatory changes, the uncertainty inherent in projecting Antero Resources' future rates of production, cash flows

S-iii

and access to capital, the timing of development expenditures, and the other risks described under the heading "Risk Factors" on page S-3 of this prospectus supplement, as well as under the heading "Risk Factors" in our and Antero Midstream Partners LP's ("Antero Midstream Partners") Annual Reports on Form 10-K, each for the year ended December 31, 2018 (the "2018 Forms 10-K"), and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, each of which is on file with the SEC. Should one or more of the risks or uncertainties described herein or therein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

        Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement.

S-iv

 WHERE YOU CAN FIND MORE INFORMATION

        We are "incorporating by reference" into this prospectus supplement information we file with the SEC. This procedure means that we can disclose important information to you by referring you to documents filed with the SEC. The information we incorporate by reference is deemed to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede this information.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed) until the offering and sale of the shares of common stock contemplated by this prospectus supplement are complete:

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  our and Antero Midstream Partners' Annual Reports on Form 10-K for the year ended December 31, 2018;

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  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019;

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  our Current Reports on Form 8-K filed on February 20, 2019, February 25, 2019, March 5, 2019, March 11, 2019, March 12, 2019, April 8, 2019, April 16, 2019, June 3, 2019, June 25, 2019, June 28, 2019 and September 19, 2019 and on Form 8-K/A filed on March 12, 2019 and October 29, 2019; and

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  the description of our common stock contained in our Registration Statement on Form 8-A/A filed on March 12, 2019, including any subsequent amendments or reports that we may file in the future for the purpose of updating such description.

        You can obtain copies of any of these documents without charge upon written or oral request by requesting them in writing or by telephone at:

Antero Midstream Corporation
1615 Wynkoop Street
Denver, Colorado 80202
(303) 357-7310

        The SEC maintains a website that contains reports, proxy and information statements, and other information regarding us. The SEC's website address is www.sec.gov.

        You may also access the information we file electronically with the SEC through our website at www.anteromidstream.com. Information contained on or available through our website is not incorporated into or otherwise a part of this prospectus supplement or the accompanying base prospectus.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information included in or incorporated by reference into this prospectus supplement. It does not contain all of the information that you should consider before making an investment decision. You should read carefully the entire prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and the other documents to which we refer herein and therein for a more complete understanding of this offering of our common stock. Please read "Risk Factors" on page S-3 of this prospectus supplement and in the 2018 Forms 10-K and in any subsequent quarterly report on Form 10-Q, which are incorporated by reference herein, for information regarding risks you should consider before investing in our common stock.

 Our Company

        We are a growth-oriented midstream energy company formed to own, operate and develop midstream energy assets to primarily service Antero Resources' production and completion activity. Our assets consist of gathering pipelines, compressor stations, and interests in processing and fractionation plants that collect and process production from Antero Resources' wells in the Marcellus and Utica Shales in West Virginia and Ohio. Our assets also include two independent fresh water delivery systems that deliver fresh water from the Ohio River and several regional waterways. These fresh water delivery systems consist of permanent buried pipelines, surface pipelines and fresh water storage facilitates, as well as pumping stations and impoundments to transport the fresh water throughout the pipelines. Other fluid handling services include third-party services for well completion and production operations in Antero Resources' operating areas managed by us. We believe that our strategically located assets and our relationship with Antero Resources have allowed us to become a leading midstream energy company serving the Marcellus and Utica Shale plays.

Company Information

        Our principal executive offices are located at 1615 Wynkoop Street, Denver, Colorado 80202, and our telephone number is (303) 357-7310. Our website is located at www.anteromidstream.com. We make available our periodic reports and other information filed with or furnished to the SEC free of charge through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information contained on or available through our website is not incorporated into or otherwise a part of this prospectus supplement or the accompanying base prospectus.

The Offering

Shares Offered by the Selling Stockholders	25,965,437 shares of common stock.
Shares Outstanding After This Offering	503,419,919 shares of common stock.
Use of Proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling stockholders in this offering. See "Use of Proceeds."
Exchange Listing	Our common stock is traded on the New York Stock Exchange under the symbol "AM."
Dividend Policy

Our board of directors declared a cash dividend on the shares of our common stock of $0.3075 per share for the quarter ended September 30, 2019, which will be payable on November 13, 2019 to stockholders of record as of November 1, 2019. As the record date has already passed, investors in this offering will not be entitled to such dividend.

We are not obligated to pay dividends on shares of our common stock. Subject to preferences that may be applicable to any outstanding shares or series of preferred stock, holders of our common stock are only entitled to receive ratably such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. Our board of directors makes a determination each quarter as to the actual amount, if any, of dividends to pay on our common stock, based on various factors, some of which are beyond our control, including our operating cash flows, our working capital needs, our ability to access capital markets for debt and equity financing on reasonable terms, the restrictions contained in our debt instruments, our debt service requirements, credit metrics and the cost of acquisitions, if any. We may not have sufficient cash each quarter to pay dividends or maintain current or expected levels of dividends. Accordingly, we cannot guarantee that we will declare any future dividends.

Risk Factors

You should consider carefully the information under the heading "Risk Factors" beginning on page S-3 of this prospectus supplement and all other information contained or incorporated by reference herein before investing in our common stock.

RISK FACTORS

        Before investing in our common stock, you should carefully consider the risk factors included in Item 1A. "Risk Factors" of the 2018 Forms 10-K and in any subsequent quarterly report on Form 10-Q, which are incorporated by reference herein, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus. If any of these risks were to occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you could lose all or part of your investment.

 USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. We will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of shares by the selling stockholders.

 SELLING STOCKHOLDERS

        The selling stockholders named in the table below acquired their shares of common stock in connection with the closing of our simplification transaction in March 2019.

        The following table sets forth the number shares of common stock owned by the selling stockholders prior to this offering, the number of shares of common stock to be offered for sale by the selling stockholders in this offering, the number of shares of common stock to be owned by the selling stockholders after completion of this offering and the percentage of our outstanding shares of common stock owned by the selling stockholders prior to this offering and to be owned after the completion of this offering. Such percentages are based on 503,419,919 shares of common stock outstanding as of November 6, 2019.

Selling Stockholders	Shares Beneficially Owned Prior to the Offering	Percentage of Shares Beneficially Owned Prior to the Offering	Shares Offered Hereby	Shares to be Beneficially Owned After Offering	Percentage of Shares to be Beneficially Owned After Offering
Warburg Pincus Funds(1)	22,965,437	4.6%	22,965,437	—	—
Yorktown Funds(2)	8,678,563	1.7%	3,000,000	5,678,563	1.1%

(1)
The Warburg Pincus Funds are Warburg Pincus Private Equity X O&G, L.P., a Delaware limited partnership ("WP X O&G"), and Warburg Pincus X Partners, L.P., a Delaware limited partnership ("WP X Partners," and together with WP X O&G, the "WP X O&G Funds"). Warburg Pincus X, L.P., a Delaware limited partnership ("WP X GP"), is the general partner of each of the WP X O&G Funds. Warburg Pincus X GP L.P., a Delaware limited partnership ("WP X GP LP"), is the general partner of WP X GP. WPP GP LLC, a Delaware limited liability company ("WPP GP"), is the general partner of WP X GP LP. Warburg Pincus Partners, L.P., a Delaware limited partnership ("WP Partners"), is the managing member of WPP GP. Warburg Pincus Partners GP LLC, a Delaware limited liability company ("WP Partners GP"), is the general partner of WP Partners. Warburg Pincus & Co., a New York general partnership, is the managing member of WP Partners GP. Warburg Pincus LLC, a New York limited liability company, is the manager of the WP X O&G Funds.

(2)
The Yorktown Funds are Yorktown Energy Partners VII, L.P., a Delaware limited partnership, and Yorktown Energy Partners VIII, L.P., a Delaware limited partnership. Yorktown VII Company LP is the sole general partner of Yorktown Energy Partners VII, L.P. Yorktown VII Associates LLC is the sole general partner of Yorktown VII Company LP. Yorktown VIII Company LP is the sole general partner of Yorktown Energy Partners VIII, L.P. Yorktown VIII Associates LLC is the sole general partner of Yorktown VIII Company LP.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our common stock by a taxpayer that holds our common stock as a "capital asset" (generally property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service ("IRS") with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

        This summary does not address all aspects of U.S. federal income taxation. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as (without limitation):

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  banks, insurance companies or other financial institutions;

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  tax-exempt or governmental organizations;

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  qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);

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  dealers in securities or foreign currencies;

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  persons whose functional currency is not the U.S. dollar;

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  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

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  traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

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  persons subject to the alternative minimum tax;

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  partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

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  persons deemed to sell our common stock under the constructive sale provisions of the Code;

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  persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

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  certain former citizens or long-term residents of the United States;

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  real estate investment trusts or regulated investment companies; and

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  persons that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our common stock to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our common stock by such partnership.

        PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Consequences to U.S. Holders

        The discussion in this section is addressed to holders of common stock who are U.S. holders for U.S. federal income tax purposes. For the purposes of this discussion, a "U.S. holder" is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is:

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  an individual who is a citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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  a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Distributions

        Distributions with respect to our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will first be treated as a non-taxable return of capital to the extent of (and reducing, but not below zero) the U.S. holder's adjusted tax basis in its shares of our common stock and thereafter be treated as capital gain from the sale or exchange of such common stock.

        Non-corporate U.S. holders that receive distributions on our common stock that are treated as dividends for U.S. federal income tax purposes generally will be subject to U.S. federal income tax at the reduced long-term capital gains rate, provided certain holding period requirements are met.

        If a distribution or portion of a distribution on our common stock fails to qualify as a dividend for U.S. federal income tax purposes, corporate U.S. holders will be unable to utilize the corporate dividends-received deduction with respect to such distribution or portion thereof. We expect that a significant portion of the distributions we make on our common stock for an extended period of time, including, at a minimum, each of the periods ending December 31, 2019, 2020, and 2021, will not constitute dividends for U.S. federal income tax purposes.

Gain or Loss on Disposition of Common Stock

        A U.S. holder generally will recognize capital gain or loss on a sale, exchange, certain redemption, or other taxable disposition of shares of our common stock in an amount equal to the difference, if any, between (i) the amount realized upon the disposition of such shares of our common stock and

(ii) the U.S. holder's adjusted tax basis in such shares. A U.S. holder's tax basis in its shares of our common stock generally will be equal to the amount paid for such shares, reduced (but not below zero) by distributions received on such shares that are not treated as dividends for U.S. federal income tax purposes. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder's holding period for the shares of common stock sold or disposed of is more than one year at the time of such taxable disposition. Long-term capital gains of individuals generally are subject to U.S. federal income tax at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        Information returns generally will be filed with the IRS with respect to distributions on our common stock and the proceeds from a disposition of our common stock. U.S. holders may be subject to backup withholding on distributions with respect to our common stock and on the proceeds of a disposition of our common stock unless such U.S. holders furnish the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establish, in the manner prescribed by law, an exemption from backup withholding. Penalties apply for failure to furnish correct information and for failure to include reportable payments in income.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be creditable against a U.S. holder's U.S. federal income tax liability, and the U.S. holder may be entitled to a refund, provided the U.S. holder timely furnishes the required information to the IRS. U.S. holders are urged to consult their own tax advisors regarding the application of the backup withholding rules to their particular circumstances and the availability of, and procedure for, obtaining an exemption from backup withholding.

Consequences to Non-U.S. Holders

        The discussion in this section is addressed to holders of our common stock who are non-U.S. holders for U.S. federal income tax purposes. For purposes of this discussion, a "non-U.S. holder" is a beneficial owner of our common stock that is an individual, corporation, estate or trust that is not a U.S. holder as defined above.

Distributions

        Distributions with respect to our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent a distribution exceeds our current and accumulated earnings and profits, such distribution will reduce the non-U.S. holder's adjusted tax basis in its shares of our common stock (but not below zero). The amount of any such distribution in excess of the non-U.S. holder's adjusted tax basis in its shares of our common stock will be treated as gain from the sale of such shares and will have the tax consequences described below under "Gain on Disposition of Common Stock."

        Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution treated as a dividend made to a non-U.S. holder on our common stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. The rules applicable to distributions by "USRPHCs" (as defined below) to non-U.S. persons that exceed current and accumulated earnings and profits are not clear. As a result, U.S. federal income tax at a rate not less than 15% (or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC) may be required to be withheld from distributions received by non-U.S. holders that exceed our current and accumulated earnings and profits. Because we will generally be unable to timely determine the portion of any distribution that is a "dividend" for U.S. federal income tax purposes, we will generally withhold tax on any distribution made to a non-U.S. holder of our common stock at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. In such a case, a non-U.S. holder generally would have to timely file a U.S. tax return or an appropriate claim for refund in order to obtain a refund of any overwithheld tax.

        Non-U.S. holders are encouraged to consult their tax advisors regarding the withholding rules applicable to distributions on our common stock, the requirements for claiming treaty benefits, and any procedures required to obtain a refund of any overwithheld amounts.

        Distributions treated as dividends that are paid to a non-U.S. holder and that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Disposition of Common Stock

        Subject to the discussion below under "—Backup Withholding and Information Reporting," a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other disposition of our common stock unless:

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  the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

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  the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

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  our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation ("USRPHC") for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

        A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

        A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

        Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our common stock continues to be "regularly traded on an established securities market" (within the meaning of the U.S. Treasury regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder's holding period for its shares of our common stock, more than 5% of our common stock will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition of our common stock as a result of our status as a USRPHC. If our common stock were not considered to be regularly traded on an established securities market, such non-U.S. holder (regardless of the percentage of our stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.

        Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.

Information Reporting and Backup Withholding

        Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to each non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

        Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock effected outside the United States by such a broker if it has certain relationships within the United States.

        Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

        Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder ("FATCA"), impose a 30% withholding tax on any dividends paid on our common stock if paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any "substantial United States owners" (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. Non-U.S. holders are encouraged to consult their own tax advisors regarding the effects of FATCA on an investment in our common stock.

        INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

UNDERWRITING

        Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholders and Barclays Capital Inc. (the "underwriter"), the selling stockholders have agreed to sell to the underwriter and the underwriter has agreed to purchase all of the shares of common stock included in this offering.

        The underwriting agreement will provide that the underwriter's obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement, including:

  •
  the obligation to purchase all of the shares of common stock offered hereby, if any of the shares of common stock are purchased;

  •
  the representations and warranties made by us and the selling stockholders to the underwriter being true;

  •
  there having been no material change in our business or the financial markets; and

  •
  our and the selling stockholders' delivery of customary closing documents to the underwriter.

Commissions and Expenses

        The underwriter has agreed to purchase the shares of our common stock from the selling stockholders at a price of $6.52 per share. The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. Sales of shares made outside of the United States may be made by affiliates of the underwriter.

        We have agreed to pay expenses incurred by the selling stockholders in connection with this offering, other than the underwriting discounts and commissions. The expenses of this offering that are payable by us are estimated to be approximately $750,000.

Lock-Up Agreements

        We and investment funds affiliated with Yorktown Partners LLC have agreed that, for a period of 30 days after the date of this prospectus, subject to certain exceptions, without the prior written consent of the underwriter, we and they will not directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of any shares of common stock (other than shares of common stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date of this prospectus or described herein) or sell or grant options, rights or warrants with respect to any shares of common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the shares of common stock, whether any such transaction described in clause (1) or clause (2) is to be settled by delivery of the shares of common stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into shares of common stock or any of our other securities (other than any registration statement on Form S-8), or (4) publicly disclose the intention to do any of the foregoing.

        The underwriter, in its sole discretion, may release the shares of common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release shares of common stock and other securities from lock-up agreements, the underwriter will consider, among other factors, the holder's reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Indemnification

        We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

        The underwriter may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares of common stock, in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  A short position involves a sale by the underwriter of shares of common stock in excess of the number of shares of common stock the underwriter is obligated to purchase in this offering, which creates the syndicate short position. A short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

  •
  Syndicate covering transactions involve purchases of the shares of common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

  •
  Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the shares of common stock originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of the shares of common stock. As a result, the price of the shares of common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

        Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the shares of common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

        A prospectus in electronic format may be made available on the Internet sites maintained by the underwriter, or selling group members, if any, participating in this offering and the underwriter may distribute prospectuses electronically. The underwriter may allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations.

        Other than the prospectus in electronic format, the information on the underwriter's web site and any information contained in any other web site maintained by the underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as the underwriter and should not be relied upon by investors.

New York Stock Exchange

        Our shares of common stock are listed on the New York Stock Exchange under the symbol "AM."

Stamp Taxes

        If you purchase shares of common stock offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Other Relationships

        The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada

        The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendments thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

        In relation to each Member State of the European Economic Area (each a "Member State"), no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares of common stock may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

  (a)
  to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or

  (c)
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of common stock shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriter and the Company that it is a "qualified investor" within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares of common stock being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of common stock to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

        For the purposes of this provision, the expression an "offer to the public" in relation to shares of common stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

United Kingdom

        In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons") or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares of common stock in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

        Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Switzerland

        The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of common stock.

Hong Kong

        The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the "SFO") of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the "CO") or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made thereunder.

People's Republic of China

        This prospectus will not be circulated or distributed in the PRC and the shares of common stock will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Japan

        The shares of common stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares of common stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any "resident" of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock offered hereby may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Future Act, Chapter 289 of Singapore, which we refer to as the SFA, (ii) to a "relevant person" as defined in Section 275(2) of the SFA, or any person pursuant to Section 275 (1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares of common stock offered hereby are subscribed and purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole whole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the shares under Section 275 of the SFA except:

  (i)
  to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA;

  (ii)
  where no consideration is or will be given for the transfer;

  (iii)
  where the transfer is by operation of law;

  (iv)
  as specified in Section 276(7) of the SFA; or

  (v)
  as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

        By accepting this prospectus, the recipient hereof represents and warrants that he is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

Australia

        This prospectus supplement:

  •
  does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the "Corporations Act");

  •
  has not been, and will not be, lodged with the Australian Securities and Investments Commission ("ASIC"), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

  •
  may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act ("Exempt Investors").

        The shares of common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares of common stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares of common stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of common stock, you represent and warrant to us that you are an Exempt Investor.

        As any offer of shares of common stock under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares of common stock you undertake to us that you will not, for a period of 12 months from the date of sale of the shares of common stock, offer, transfer, assign or otherwise alienate those shares of common stock to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

 LEGAL MATTERS

        The validity of the shares of common stock offered in this prospectus supplement will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Certain legal matters will be passed upon for the underwriter by Latham & Watkins, LLP, Houston, Texas. Certain legal matters will be passed upon for the selling stockholders by their respective counsels, Kirkland & Ellis LLP, Houston, Texas, and Thompson & Knight LLP, Dallas, Texas.

EXPERTS

        The consolidated financial statements of Antero Midstream Corporation (formerly Antero Midstream GP LP) as of December 31, 2017 and 2018 and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Antero Midstream Partners LP as of December 31, 2017 and 2018 and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Antero Midstream Corporation

284,207,325 Shares of Common Stock

        The securities to be offered and sold using this prospectus are currently issued and outstanding shares of our common stock. These shares of common stock may be offered and sold by the selling stockholders named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under "Plan of Distribution."

        The selling stockholders may sell the shares of common stock offered by this prospectus from time to time on any exchange on which the shares of common stock are listed on terms to be negotiated with buyers. They may also sell the shares of common stock in private sales or through dealers or agents. The selling stockholders may sell the shares of common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock offered by this prospectus.

        Our common stock is listed on the New York Stock Exchange under the symbol "AM."

        You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See "Risk Factors" beginning on page 2 of this prospectus for information on certain risks related to the purchase of shares of our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 13, 2019.

        You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus. Neither we nor the selling stockholders have authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, the selling stockholders named in this prospectus or any supplement to this prospectus may, from time to time, offer and sell the common stock described in this prospectus in one or more offerings. This prospectus generally describes Antero Midstream Corporation and the common stock that the selling stockholders may offer. We may provide a prospectus supplement containing specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) may also add or update any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. Please read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Where You Can Find More Information," carefully before buying any of the securities being offered.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

        On March 12, 2019, pursuant to that certain Simplification Agreement, dated October 9, 2018 (the "Simplification Agreement"), (i) the registrant converted from a limited partnership to a corporation under the laws of the State of Delaware (the "Conversion") and changed its name to Antero Midstream Corporation ("we," "us," "our," the "Company" and like terms), (ii) we merged our wholly owned subsidiary with and into Antero Midstream Partners LP ("Antero Midstream"), with Antero Midstream surviving such merger as our indirect, wholly owned subsidiary and (iii) we exchanged each issued and outstanding Series B Unit representing a membership interest in Antero IDR Holdings LLC for 176.0041 shares of our common stock (the "Series B Exchange" and, together with the Conversion, the Merger and the other transactions contemplated by the Simplification Agreement, the "Transactions").

        Unless context otherwise requires, references in this prospectus to:

  •
  "Antero Resources" refers to Antero Resources Corporation; and

  •
  "Sponsor Holders" refers to (i) Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership, Warburg Pincus Netherlands Private Equity VIII C.V. I, a company formed under the laws of the Netherlands, WP-WPVIII Investors, L.P., a Delaware limited partnership, Warburg Pincus Private Equity X O&G, L.P., a Delaware limited partnership, Warburg Pincus X Partners, L.P., a Delaware limited partnership, WP-WPVIII Investors GP L.P., a Delaware limited partnership, Warburg Pincus X, L.P., a Delaware limited partnership, Warburg Pincus X GP L.P., a Delaware limited partnership, WPP GP LLC, a Delaware limited liability company, Warburg Pincus Partners, L.P., a Delaware limited partnership, Warburg Pincus Partners GP LLC, a Delaware limited liability company, Warburg Pincus & Co., a New York general partnership, Warburg Pincus LLC, a New York limited liability company, and Charles R. Kaye and Joseph P. Landy, who are the Managing General Partners of Warburg Pincus & Co. and Managing Members and Co-Chief Executive Officers of Warburg Pincus LLC and (ii) Yorktown Energy Partners V, L.P., Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P. and Yorktown Energy Partners VIII, L.P.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

        In addition, we file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public at the SEC's website at www.sec.gov. You may also access the information we file electronically with the SEC through our website at www.anteromidstream.com. We have not incorporated by reference into this prospectus the information included on our website, and you should not consider it to be a part of this prospectus.

        We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Information that we later provide to the SEC, and which is deemed to be "filed" with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such documents.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding any information furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

  •
  our and Antero Midstream's Annual Reports on Form 10-K for the year ended December 31, 2018;

  •
  our Current Reports on Form 8-K filed on February 20, 2019, February 25, 2019, March 5, 2019, March 11, 2019 and March 12, 2019; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A/A filed on March 12, 2019, including any subsequent amendments or reports that we may file in the future for the purpose of updating such description.

        These reports contain important information about us, our financial condition and our results of operations.

        You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:

Antero Midstream Corporation
1615 Wynkoop Street
Attention: Investor Relations
Denver, Colorado 80202
Telephone: (303) 357-7310

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Some of the information in this prospectus and incorporated by reference into this prospectus may contain forward-looking statements. Forward-looking statements give our current expectations, contain projections of results of operations or of financial condition, or forecasts of future events. Words such as "may," "assume," "forecast," "position," "predict," "strategy," "expect," "intend," "plan," "estimate," "anticipate," "believe," "project," "budget," "potential," or "continue," and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

  •
  Antero Resources' expected production and ability to meet its drilling and development plan;

  •
  our ability to execute our business strategy;

  •
  our ability to realize the anticipated benefits of the simplification and the Transactions;

  •
  the impact of increased levels and costs of indebtedness used to fund the Transactions or the cash portion of the consideration being paid in connection therewith, and the increased cost of existing indebtedness due to the actions taken to consummate the Transactions;

  •
  our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

  •
  our ability to realize the anticipated benefits of investing in unconsolidated affiliates;

  •
  natural gas, natural gas liquids and oil prices;

  •
  our ability to complete the construction or purchase new gathering and compression, processing, water handling and treatment or other assets on schedule, at the budgeted cost or at all, and the ability of such assets to operate as designed or at expected levels;

  •
  competition and government regulations;

  •
  actions taken by third-party producers, operators, processors and transporters;

  •
  legal or environmental matters;

  •
  costs of conducting our operations;

  •
  general economic conditions;

  •
  credit markets;

  •
  operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control;

  •
  uncertainty regarding our future operating results; and

  •
  plans, objectives, expectations and intentions contained in this prospectus that are not historical.

        We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incidental to our business. These risks include, but are not limited to, commodity price volatility, inflation, environmental risks, drilling and completion and other operating risks, regulatory changes, the uncertainty inherent in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under "Risk Factors" in this prospectus and in our and Antero Midstream's Annual Reports on Form 10-K for the year ended December 31, 2018, which are incorporated by reference herein, and our other reports filed with the SEC.

        Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        All forward-looking statements, expressed or implied, included in this prospectus or incorporated herein by reference are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

        Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

v

ABOUT ANTERO MIDSTREAM CORPORATION

        We are a growth-oriented midstream company initially formed to own, operate and develop midstream energy assets to service Antero Resources' increasing production. Our assets consist of gathering pipelines, compressor stations, and interests in processing and fractionation plants that collect and process production from Antero Resources' wells in the Marcellus and Utica Shales in West Virginia and Ohio. Our assets also include two independent fresh water delivery systems that deliver fresh water from the Ohio River and several regional waterways and a wastewater treatment facility. These fresh water delivery systems consist of permanent buried pipelines, surface pipelines and fresh water storage facilitates, as well as pumping stations and impoundments to transport the fresh water throughout the pipelines. We also provide water handling and treatment services for well completion and production operations in Antero Resources' operating areas. The other fluid handling services consist of high rate transfer services, wastewater transportation, and disposal. We believe that our strategically located assets and our relationship with Antero Resources have allowed us to become a leading midstream energy company serving the Marcellus and Utica Shale plays.

        Our principal executive offices are at 1615 Wynkoop Street, Denver, Colorado 80202. Our telephone number is (303) 357-7310. Our website is located at www.anteromidstream.com. We make available our periodic reports and other information filed with or furnished to the SEC free of charge through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website is not incorporated by reference herein and does not constitute a part of this prospectus.

RISK FACTORS

        An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our and Antero Midstream's most recently filed Annual Report on Form 10-K, any of our subsequently filed Quarterly Reports on Form 10-Q and any of our subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read "Cautionary Statement Regarding Forward-Looking Statements."

USE OF PROCEEDS

        We will not receive any proceeds from the sale of the common stock offered under this prospectus. Any proceeds from the sale of common stock under this prospectus will be received by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

        As of the date of this prospectus, our authorized capital stock consisted of 2,000,000,000 shares of common stock, $0.01 par value per share, of which 506,641,575 shares were issued and outstanding, and 100,000,000 shares of preferred stock, $0.01 par value per share, including 12,000 shares designated as "5.5% Series A Non-Voting Perpetual Preferred Stock" (the "Series A Preferred Stock"), of which 10,000 shares were issued and outstanding.

        The following summary of our capital stock, certificate of incorporation, certificate of designations for the Series A Preferred Stock (the "Certificate of Designations") and our bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our certificate of incorporation and bylaws.

Common Stock

        Except as provided by law or in a preferred stock designation (including the Certificate of Designations), holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the right to vote for the election of directors and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares or series of preferred stock (including the Series A Preferred Stock), holders of common stock are entitled to receive ratably such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable and the shares of common stock that will be issued under this prospectus will be fully paid and non-assessable.

        The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

        Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.01 per share, covering up to an aggregate of 100,000,000 shares of preferred stock. Each series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by our board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation (including the Certificate of Designations), the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

5.5% Series A Non-Voting Perpetual Preferred Stock

        Dividends.    Subject to the prior and superior rights of any senior securities with respect to dividends, holders of shares of Series A Preferred Stock are entitled to receive quarterly dividends on each share of Series A Preferred Stock, when, as and if declared by our board of directors out of funds legally available therefor, payable in cash on the 45th day following the end of each fiscal quarter of ours in each year or such other dates as our board of directors will approve, at a rate of 5.5% per annum on (i) the liquidation preference per share of Series A Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior dividend period on such share of Series A Preferred Stock, if any. Such dividends accrue and are cumulative from the original issue date, compound on each quarterly dividend payment date and are payable quarterly in arrears on each quarterly dividend payment date.

        Conversion at the Option of the Holder.    On or after March 12, 2029, each share of Series A Preferred Stock will be convertible, at any time and from time to time from and after such date, at the option of the holder of the Series A Preferred Stock, into a number of shares of common stock equal to the conversion ratio in effect on the applicable conversion date, subject to certain limitations; provided that no shares of Series A Preferred Stock may be converted into shares of common stock at any time that any shares of the Series A Preferred Stock are held by The Antero Foundation, which held all of the Series A Preferred Shares outstanding as of the date of this prospectus; and provided further that, notwithstanding anything in the Certificate of Designation to the contrary, in no event will the aggregate number of shares of common stock issued pursuant to all conversions exceed 19.9% of the number of shares of common stock issued and outstanding on the date of issuance of the Series A Preferred Stock. The conversion ratio for each share of Series A Preferred Stock will be equal to (i) $1,000 per share, plus accrued but unpaid dividends as of the conversion date, divided by (ii) the volume weighted average price per share of common stock during the 10 trading days preceding the conversion date.

        Redemption at the Option of the Company.    Notwithstanding anything in the Certificate of Designation to the contrary, if we undergo a "Change of Control" as defined in the Certificate of Designation, or at any time on and after March 12, 2029, we, at our option, may redeem the Series A Preferred Stock in whole or in part, at a price equal to $1,000 per share, plus any accrued and unpaid dividends, payable in cash; provided that if any shares of the Series A Preferred Stock are held by The Antero Foundation at the time of such redemption, the price for redemption of each share of Series A Preferred Stock will be the greater of (i) $1,000 per share, plus any accrued but unpaid dividends and (ii) the fair market value of the Series A Preferred Stock as determined by a third party appraiser selected in good faith by us, subject to The Antero Foundation's approval, which approval will not be unreasonably withheld or delayed.

        Transfer.    A holder of shares of our Series A Preferred Stock may transfer such holder's shares of Series A Preferred Stock to (i) us or any subsidiary of ours or (ii) otherwise in a transaction pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws, subject to compliance with the other requirements of the Certificate of Designation. The Certificate of Designation provides that in no event will a transfer of the Series A Preferred Stock be made if such transfer, or such transfer together with any other transfers, would result in us being required to register the Series A Preferred Stock under Section 12 of Exchange Act, or would otherwise trigger or subject us, or any subsidiary or other affiliate of ours, to the registration requirements of the Exchange Act with respect to the Series A Preferred Stock.

        Liquidation Preference.    In the event we voluntarily or involuntarily liquidate, dissolve or wind up, subject to the prior and superior rights of the holders of any senior securities, holders of shares of Series A Preferred Stock as of the record date set in connection therewith will be entitled to receive liquidating distributions in the amount of $1,000 per share of Series A Preferred Stock, in each case, plus an amount equal to any declared but unpaid dividends up to and including the date of such liquidation, out of assets legally available for distribution to our stockholders, before any distribution of assets is made to the holders of any junior securities, subject to certain limitations.

        No Voting Rights.    Holders of shares of Series A Preferred Stock do not have any voting rights, including the right to elect any directors, and their consent is not be required for taking any corporation action, except for any voting rights (including with respect to corporate actions) required by the General Corporation Law of the State of Delaware ("DGCL") or our certificate of incorporation.

        No Preemptive Rights.    No shares of Series A Preferred Stock have any rights of preemption whatsoever as to any of our securities.

        Rank.    Our Series A Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of us, ranks: (i) on parity with each class or series of equity securities of ours the terms of which will expressly provide that such class or series will rank on parity with the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of us, (ii) senior to the common stock and each other class or series of capital stock outstanding or established, the terms of which do not expressly provide that it ranks senior to or on parity with the Series A Preferred Stock as to dividend rights or as to rights upon the liquidation, winding-up or dissolution of us, and (iii) junior to each other class or series of capital stock outstanding or established, the terms of which expressly provide that it ranks senior to the Series A Preferred Stock as to dividend rights or as to rights upon the liquidation, winding-up or dissolution of us.

        Other Rights.    The shares of Series A Preferred Stock do not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights other than as set forth in our certificate of incorporation (including the Certificate of Designation for the Series A Preferred Stock) or as provided by applicable law.

Our Certificate of Incorporation and Our Bylaws

        Among other things, our certificate of incorporation and bylaws:

  •
  provide advance notice procedures with regard to stockholder nominations of candidates for election as directors or other stockholder proposals to be brought before meetings of our stockholders, which may preclude stockholders from bringing certain matters before our stockholders at an annual or special meeting;

  •
  provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken;

  •
  provide that, generally, to be timely, notice must be delivered to our corporate secretary at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting (unless the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case such notice must be delivered no earlier than the close of business on the 120th day prior to such annual meeting or later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day after the first public disclosure of the date of such meeting by us);

  •
  provide our board of directors the ability to authorize issuance of preferred stock in one or more series, which makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us and which may have the effect of deterring hostile takeovers or delaying changes in control or management of us;

  •
  provide that the authorized number of directors may be changed only by resolution of our board of directors;

  •
  provide that, subject to the rights of holders of any series of preferred stock to elect directors or fill vacancies in respect of such directors as specified in the related preferred stock designation and the terms of the Stockholders' Agreement, dated as of October 9, 2018, by and among us and certain of our stockholders, including Antero Resources (as it may be amended from time to time, the "Stockholders' Agreement"), all vacancies, including newly created directorships be filled by the affirmative vote of holders of a majority of directors then in office, even if less than a quorum, or by the sole remaining director, and will not be filled by our stockholders;

  •
  provide that, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, if any, and the terms of the Stockholders' Agreement, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders;

  •
  provide that, subject to the rights of the holders of shares of any series of preferred stock, if any, to remove directors elected by such series of preferred stock pursuant to our certificate of incorporation (including any preferred stock designation thereunder) and the terms of the Stockholders' Agreement, directors may be removed from office at any time, only for cause and by the holders of a majority of the voting power of all outstanding voting shares entitled to vote generally in the election of directors;

  •
  provide that special meetings of our stockholders may only be called by the Chief Executive Officer, the Chairman of our board of directors or our board of directors pursuant to a resolution adopted by a majority of the total number of directors that we would have if there were no vacancies;

  •
  provide that (i) the Sponsor Holders and their affiliates are permitted to participate (directly or indirectly) in venture capital and other direct investments in corporations, joint ventures, limited liability companies and other entities conducting business of any kind, nature or description, (ii) the Sponsor Holders and their affiliates are permitted to have interests in, participate with, aid and maintain seats on the boards of directors or similar governing bodies of any such investments, in each case that may, are or will be competitive with the business of us and our subsidiaries or in the same or similar lines of business as us and our subsidiaries, or that could be suitable for us or our subsidiaries and (iii) we have, subject to limited exceptions, renounced, to the fullest extent permitted by law, any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities;

  •
  provide that the provisions of our certificate of incorporation can only be amended or repealed by the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of the common stock entitled to vote thereon, voting together as a single class; provided, however, that so long as the Stockholders' Agreement remains in effect, no provision of our certificate of incorporation may be amended, altered or repealed in any manner that would be contrary to or inconsistent with the terms of the Stockholders' Agreement, and no amendment to the Stockholders' Agreement (regardless of whether such amendment modifies any provision of the Stockholders' Agreement to which our certificate of incorporation is subject) will be deemed an amendment of our certificate of incorporation; and

  •
  provide that our bylaws can be altered or repealed by (a) our board of directors or (b) our stockholders upon the affirmative vote of holders of at least 66 2/3% of the voting power of common stock outstanding and entitled to vote thereon, voting together as a single class. However, so long as the Stockholders' Agreement remains in effect, our board of directors and our stockholders may not approve any amendment, alteration or repeal of any provision of our bylaws, or the adoption of any new bylaw, that (a) would be contrary to or inconsistent with the terms of the Stockholders' Agreement or (b) amends, alters or repeals certain portions of our certificate of incorporation; provided, however, that so long as the Stockholders' Agreement remains in effect, the parties to the Stockholders' Agreement may amend any provision of the Stockholders' Agreement, and no amendment to the Stockholders' Agreement (regardless of whether such amendment modifies any provision of the Stockholders' Agreement to which the bylaws are subject) will be deemed an amendment of the bylaws for purposes of the amendment provisions of our bylaws.

Delaware Anti-Takeover Law

        Section 203 of the DGCL provides that, subject to exceptions specified therein, a Delaware corporation may not engage in any "business combination," including, among other things, certain mergers or consolidations with an "interested stockholder" for a three-year period following the time that such stockholder becomes an interested stockholder, unless:

  •
  prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an "interested stockholder," the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

  •
  on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

        Except as otherwise specified in Section 203, an "interested stockholder" is defined to include:

  •
  any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

  •
  the affiliates and associates of any such person.

        Under some circumstances, Section 203 makes it more difficult for a person who is an interested stockholder to effect various business combinations for a three-year period.

        Section 203 of the DGCL permits a Delaware corporation to elect not to be governed by the provisions of Section 203. Pursuant to the our certificate of incorporation, we have expressly elected not to be governed by the provisions of Section 203 of the DGCL.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock and Series A Preferred Stock is American Stock Transfer & Trust Company, LLC.

Listing

        Our common stock is listed on the NYSE under the symbol "AM." The Series A Preferred Stock is not listed on any securities exchange.

SELLING STOCKHOLDERS

        This prospectus covers the offering of up to 284,207,325 shares of our common stock by the selling stockholders identified below, which may be done from time to time.

        In connection with the closing of the Transactions, we entered into a Registration Rights Agreement, pursuant to which we agreed to register the resale of certain shares of common stock received in the Transactions, including the shares issued in the Series B Exchange. Approximately 5.8 million shares of common stock issued in the Series B Exchange are subject to vesting in accordance with the applicable equity grant agreement, pursuant to which the Series B Units were originally issued. These shares are scheduled to vest on December 31, 2019, and are subject to restrictions on transfer prior to vesting. Pursuant to the Registration Rights Agreement, we will pay all expenses relating to the registration and offering of the shares covered by this prospectus, except that the selling stockholders will pay any underwriting discounts or commissions. The term "selling stockholders" includes the stockholders listed in the table below and their permitted transferees and assignees or other successors.

        We have a material relationship with each of the selling stockholders. The selling stockholders consist of our sponsors, certain of our executive officers and directors, and certain other officers and employees of Antero Resources. For a complete discussion of these relationships, please see "Special Factors—Relationship of the Parties to the Transactions" and "Special Factors—Interests of Certain Persons in the Transactions" in our joint proxy statement/prospectus filed on January 31, 2019, which information is incorporated by reference herein, and the information in the table below.

        No offer or sale under this prospectus may be made by a stockholder unless that holder is included in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We may supplement or amend this prospectus to include additional selling stockholders, which may include the below listed stockholders' permitted transferees and assignees or other successors.

        The following table sets forth information relating to the selling stockholders as of March 12, 2019, based on information supplied to us by the selling stockholders on or prior to that date and information filed with the SEC. We have not sought to verify such information. The selling stockholders may hold or acquire at any time shares of our common stock in addition to the shares offered by this prospectus and may have acquired additional shares of our common stock since the date on which the information reflected herein was provided to us. Additionally, the selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since such date. Other information about the selling stockholders may also change over time. The following table sets forth the maximum number of shares of our common stock that may be sold by the selling stockholders identified below under this prospectus. Because the selling stockholders may offer all or some of their shares of our common stock from time to time, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon the termination of any particular offering by such selling stockholders. The selling stockholders are not obligated to sell any of the shares of common stock offered by this prospectus. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares of common stock indicated. The selling stockholders are not making any representation that any shares of common stock covered by this prospectus will or will not be offered for sale.

			Shares of Common Stock That May Be Offered by this Prospectus
	Shares of Common Stock Beneficially Owned Prior to the Offering(1)			Shares of Common Stock Beneficially Owned After the Offering
Name of Selling Stockholder	Number	Percentage(2)		Number	Percentage(2)
Antero Resources Corporation(3)	158,419,937	31.3%	158,419,937	—	—
Warburg Pincus Funds(4)	55,109,589	10.9%	55,109,589	—	—
Yorktown Funds(5)	15,534,411	3.1%	15,534,411	—	—
Paul M. Rady(6)	28,663,799	5.7%	28,663,799	—	—
Glen C. Warren Jr.(7)	20,749,059	4.1%	20,749,059	—	—
Other Current Executive Officers of the Company as a Group(8)	3,163,874	*	3,163,874	—	—
Other Employees of the Company and Antero Resources as a Group(9)	3,034,317	*	2,569,656	464,701	*

*
Less than one percent.

(1)
Based on an aggregate of 506,641,575 shares of common stock outstanding as of March 12, 2019, including 5,782,601 shares issued to certain of the selling stockholders in connection with the Series B Exchange that cannot be sold until such shares vest on December 31, 2019.

(2)
Assumes that the selling stockholders dispose of all the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares.

(3)
Includes 107,000,001 shares of common stock owned by Arkrose Subsidiary Holdings LLC, which is a wholly owned subsidiary of Antero Resources.

(4)
The Warburg Pincus Funds are Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership ("WP VIII"), Warburg Pincus Netherlands Private Equity VIII C.V. I, a company formed under the laws of the Netherlands ("WP VIII CV I"), WP-WPVIII Investors, L.P., a Delaware limited partnership ("WP-WPVIII Investors" and, together with WP VIII and WP VIII CV I, the "WP VIII Funds"), Warburg Pincus Private Equity X O&G, L.P., a Delaware limited partnership ("WP X O&G"), and Warburg Pincus X Partners, L.P., a Delaware limited partnership ("WP X Partners," and together with WP X O&G, the "WP X O&G Funds"). WP-WPVIII Investors GP L.P., a Delaware limited partnership ("WP-WPVIII GP"), is the general partner of WP-WPVIII Investors. Warburg Pincus X, L.P., a Delaware limited partnership ("WP X GP"), is the general partner of each of the WP X O&G Funds. Warburg Pincus X GP L.P., a Delaware limited partnership ("WP X GP LP"), is the general partner of WP X GP. WPP GP LLC, a Delaware limited liability company ("WPP GP"), is the general partner of WP-WPVIII GP and WP X GP LP. Warburg Pincus Partners, L.P., a Delaware limited partnership ("WP Partners"), is (i) the managing member of WPP GP, and (ii) the general partner of WP VIII and WP VIII CV I. Warburg Pincus Partners GP LLC, a Delaware limited liability company ("WP Partners GP"), is the general partner of WP Partners. Warburg Pincus & Co., a New York general partnership ("WP"), is the managing member of WP Partners GP. Warburg Pincus LLC, a New York limited liability company ("WP LLC"), is the manager of each of the WP VIII Funds and the WP X O&G Funds.

(5)
The Yorktown Funds are Yorktown Energy Partners V, L.P., a Delaware limited partnership, Yorktown Energy Partners VI, L.P., a Delaware limited partnership, Yorktown Energy Partners VII, L.P., a Delaware limited partnership, and Yorktown Energy Partners VIII, L.P., a

  Delaware limited partnership. Yorktown V Company LLC is the sole general partner of Yorktown Energy Partners V, L.P. Yorktown VI Company LP is the sole general partner of Yorktown Energy Partners VI, L.P. Yorktown VI Associates LLC is the sole general partner of Yorktown VI Company LP. Yorktown VII Company LP is the sole general partner of Yorktown Energy Partners VII, L.P. Yorktown VII Associates LLC is the sole general partner of Yorktown VII Company LP. Yorktown VIII Company LP is the sole general partner of Yorktown Energy Partners VIII, L.P. Yorktown VIII Associates LLC is the sole general partner of Yorktown VIII Company LP.

(6)
Mr. Rady is our Chief Executive Officer and serves as Chairman of our Board of Directors. Includes 19,180,821 shares of common stock held by Mockingbird Investments LLC ("Mockingbird"). Mr. Rady owns a 13.1874% limited liability company interest in Mockingbird, and two trusts under his control own the remaining 86.8126%. Mr. Rady disclaims beneficial ownership of all of the shares of common stock held by Mockingbird except to the extent of his pecuniary interest therein. The shares Mr. Rady beneficially owns also include 2,816,065 shares of common stock received in the Series B Exchange that remain subject to vesting.

(7)
Mr. Warren is our President and a member of our Board of Directors. Includes 3,966,804 shares of common stock held by Canton Investment Holdings LLC ("Canton"). Mr. Warren is the managing member and 50% owner of Canton. Mr. Warren disclaims beneficial ownership of all common shares held by Canton except to the extent of his pecuniary interest therein. The shares that Mr. Warren beneficially owns also include 1,877,261 shares of common stock received in the Series B Exchange that remain subject to vesting.

(8)
Includes three persons, each of whom currently serves as an executive officer of the Company. The shares that such executive officers beneficially own includes 234,613 shares of common stock received in the Series B Exchange that remain subject to vesting.

(9)
Includes 20 persons not otherwise listed above. All of the selling stockholders in this group currently serve as employees of the Company or its affiliates, including Antero Resources. Also, the shares beneficially owned by persons in this group include an aggregate of 854,662 shares of common stock received in the Series B Exchange that remain subject to vesting, none of which can be sold until such shares vest on December 31, 2019.

 PLAN OF DISTRIBUTION

        All shares of common stock being offered under this prospectus are being offered on behalf of the selling stockholders. Sales of shares pursuant to this prospectus may be made on the NYSE, in the over-the-counter market or otherwise at prices and on terms then prevailing, at prices related to the then current market price or at negotiated prices that are other than prevailing market prices or related to the then current market prices (in each case as determined by the selling stockholders). Sales may be made directly or through agents designated from time to time, or through dealers or underwriters to be designated or in negotiated transactions.

        The shares may be sold by any one or more of the following methods:

  •
  through a firm commitment or best efforts underwriting;

  •
  through a block trade (which may involve crosses) in which the selling stockholder's broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through purchases by a broker or dealer as principal and resale by the broker or dealer for their account pursuant to this prospectus;

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  through exchange distributions and/or secondary distributions in accordance with the rules of the NYSE;

  •
  through ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  through privately negotiated transactions;

  •
  through the distribution of the common shares by any selling stockholders to its partners, members or stockholders;

  •
  through the writing of options, swaps or other derivatives (including put or call options), whether the options, swaps or derivatives are listed on an options exchange or otherwise;

  •
  through short sales;

  •
  "at the market" or through market makers or into an existing market for the shares; or

  •
  through any other method permitted by applicable law.

        In addition, the selling stockholders may from time to time sell securities in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. In such event, the selling stockholders may be required by the securities laws of certain states to offer and sell the shares of common stock only through registered or licensed brokers or dealers.

        Any selling agents, underwriters or broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders, from purchasers of shares for whom they act as agents or from both sources. The selling stockholders do not expect these discounts, concessions or commissions to exceed what is customary in the types of transactions involved. The selling stockholders will be responsible for any commissions, underwriting discounts or similar charges on the sale of shares under this prospectus.

        The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock they own and, if a selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to a prospectus or any amendment to such prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under such prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of such prospectus.

        The selling stockholders and any broker-dealers, agents and underwriters that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with the sales. Any commissions, and any profit on the resale of shares, received by the selling stockholders and any such broker-dealers, agents or underwriters may be deemed to be underwriting discounts and commissions. Any underwriters, brokers, dealers and agents who participate in any sale of the securities may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses. We may indemnify underwriters, brokers, dealers and agents against specific liabilities, including liabilities under the Securities Act.

        The selling stockholders will be subject to applicable provisions of the Exchange Act, and the associated rules and regulations thereunder, including Regulation M, which provisions may affect the marketability of the shares.

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

        The consolidated financial statements of Antero Midstream Corporation (formerly Antero Midstream GP LP) as of December 31, 2017 and 2018 and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Antero Midstream Partners LP as of December 31, 2017 and 2018 and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control reporting as of December 31, 2018, have been incorporated by reference herein in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS SUPPLEMENT

November 6, 2019

Barclays